Exhibit 10.5

FORM OF

AMENDMENT TO THE

BALTIMORE COUNTY SAVINGS BANK, F.S.B.

EMPLOYMENT AGREEMENT

WHEREAS, Joseph J. Bouffard (the “Executive”) entered into an employment agreement with Baltimore County Savings Bank, F.S.B (the “Bank”) effective November 27, 2006 (the “Agreement”); and

WHEREAS, the Bank and the Executive wish to amend the Agreement to:

•	comply with Section 409A of the Internal Revenue Code of 1986, as amended and the regulatory guidance promulgated thereunder; and

•	allow BCSB Bancorp, Inc. (the stock holding company formed in connection with the Bank’s second step conversion) to become a party to the Agreement as guarantor; and

WHEREAS, BCSB Bancorp, Inc. has agreed to serve as guarantor under the Agreement; and

WHEREAS, the Agreement provides that it may be amended or modified at any time by means of a written instrument signed by the parties.

NOW, THEREFORE, the Bank, BCSB Bancorp, Inc. and the Executive hereby agree to amend the Agreement as follows:

FIRST CHANGE

Effective as of the date hereof, Section 12 of the Agreement shall be amended to add the following subsection (d):

“d. Notwithstanding the foregoing, any cash payable to Executive under Section 12(b) of this Agreement shall be payable in a lump sum within 10 calendar days after Executive’s termination of employment, provided, however, if, at the time of Executive’s termination of employment, Executive is a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986) and the payment under Section 12(b) is subject to Section 409A of the Internal Revenue Code of 1986, then such payment shall not be made until six months and one day following the date of Executive terminates employment, except as may otherwise be permitted under Section 409A of the Internal Revenue Code of 1986.”

SECOND CHANGE

Effective as of the date hereof, the Agreement shall be amended to add Section 27:

“27. Source of Payments. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. BCSB Bancorp, Inc. or its successor however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by BCSB Bancorp, Inc. or its successor.”

IN WITNESS WHEREOF, the Bank and BCSB Bancorp, Inc. have caused this Amendment to be executed by their duly authorized officers, and Executive has signed this Amendment on the              day of             , 2007.

ATTEST:	BALTIMORE COUNTY SAVINGS BANK, F.S.B.

For the Board of Directors

ATTEST:	BCSB BANCORP, INC.
(as guarantor)

For the Board of Directors

WITNESS:	EXECUTIVE